UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2007

BJ Services Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10570

DE	63-0084140
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4601 Westway Park Blvd., Houston, TX 77041
(Address of principal executive offices, including zip code)

713-462-4239
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2007, the Board of Directors approved an amendment to the Company's Supplemental Executive Retirement Plan (the "Plan"). The Board of Directors amended the Plan to require five years of participation in the Plan prior to the vesting of benefits under the Plan. The amendment to the Plan is filed as an exhibit to this report.

In addition, on May 24, 2007, the Executive Compensation Committee (the "Compensation Committee") approved an increase in the annual salary of David Dunlap, who was named our Executive Vice President and Chief Operating Officer on March 22, 2007. Mr. Dunlap's new annual base salary is $575,000 effective as of March 22, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company

Date: May 31, 2007	By:	/s/ Margaret B. Shannon
Margaret B. Shannon
Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amendment, effective March 1, 2007, to BJ Services Company Supplemental Executive Retirement Plan